UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2021

SKY PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-99455	32-0027992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5605 FM 423 SUITE 500 FRISCO, Texas 75036

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: (469) 333-7104

                                         N/A

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A		N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On May 15, 2021, Sky Petroleum, Inc. (the “Company”) entered into memorandum of understanding (“MOU”) between the Company and Himmelhoch Petroleum & Gas limited PTY, a South Africa corporation (“HPG”, together with the Company, the “Parties”) to establish a joint venture (the “Joint Venture”). The Joint Venture will be subject to a definitive agreement to be negotiated by the Parties.

Under the MOU, the Parties agree that the areas of interest for the Joint Venture will initially be, but not limited to, South Africa and other countries identified by the Parties. The Parties agree that Phase I of the Joint Venture is to maximise potential supply of Aviation Gasoline, Biofuels, Diesel, JET fuel, Liquified Petroleum Gas paraffin & Petrol as outlined in HPG’s Wholesale License Certificate (No: W/2017/10298) issued October 13, 2017, issued by the Department of Energy, Republic of South Africa, and in conjunction with the storage terminal and pipeline authorisation by KEPU Trading Limited, a company owned by KEPU Holdings. The KEPU Storage terminal and pipeline facilities, which are located in Saldhana Bay, have a storage capacity of 60m barrels, and will be used by the Joint Venture. It is anticipated that the Joint Venture will initially be able to reasonably use 30-35% of capacity (mixed products) monthly on best efforts basis. The Parties anticipate being operational in the 4th quarter 2021. The Parties have agreed to an equal split on revenues.

The Company is also in advanced negotiations in connection with securing marketing and supply arrangements for the Joint Venture. There can be no certainty the these will conclude positively. We will update on any material progress.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY PETROLEUM, INC.

May 17, 2021	By: /s/ Karim Jobanputra
Karim Jobanputra
Chief Executive Officer